Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 4 to Form F-1 of our report dated June 26, 2023, with respect to our audit of consolidated financial statements of FBS Global Limited and its subsidiaries as of December 31, 2022 and for the year ended December 31,2022. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

New York, New York
June 26, 2023